Exhibit 5.1

+1 617 526 6000 (t)
+1 617 526 5000 (f)
wilmerhale.com

February 12, 2021
Infinity Pharmaceuticals, Inc.
1100 Massachusetts Avenue, Floor 4, Cambridge, MA 02138

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-230258) filed by Infinity Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of, among other things, an indeterminate number of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an initial aggregate offering price not to exceed $100,000,000, as set forth in the Registration Statement and the prospectus contained therein (the “Base Prospectus”) as supplemented by a related Registration Statement on Form S-3 (File No. 333-253026) filed by the Company with the Commission on February 11, 2021 pursuant to Rule 462(b) under the Securities Act, which became effective upon filing (together, the “Registration Statement”) and (ii) the prospectus supplement dated February 11, 2021 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”), relating to the issuance and sale by the Company pursuant to the Registration Statement of up to 21,000,000 shares of Common Stock, and up to an additional 3,150,000 shares of Common Stock issuable upon exercise of an over-allotment option granted by the Company (the “Shares”).

The Shares are to be sold by the Company pursuant to a purchase agreement (the “Purchase Agreement”) by and between the Company and Piper Sandler & Co. as representative of the several underwriters named in the Purchase Agreement, which is filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed on the date hereof.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares.  We have examined signed copies of the Registration Statement and Prospectus, each as filed with the Commission.  We have also examined and relied upon the Purchase Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company, including committees thereof, as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109

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February 12, 2021

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Purchase Agreement, the Shares will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the issuance and sale of the Shares in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the Prospectus under the caption “Legal Matters.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Cynthia T. Mazareas
Cynthia T. Mazareas, a Partner